Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN SECURED BY SUCH SECURITIES WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

WARRANT MODIFICATION AGREEMENT

This Warrant Modification Agreement (this “Agreement”), effective as of December 1, 2021, is made pursuant to the terms of that certain Common Stock Purchase Warrant (“Warrant” or “Warrant Agreement”, attached as Form of Warrant) dated October 5, 2020, by and between Nuo Therapeutics Inc., a Delaware corporation, (the “Company”) and the undersigned holder(s) (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.001 per shares (the “Common Stock”), issued by the Company, as set forth on Schedule A (collectively, the “Warrants”).

WITNESSETH:

WHEREAS, in order to induce the Warrant Holders (including the Holder) to forfeit their rights to exercise the Warrants for the remaining term until the respective expiration dates and to exercise the Warrants on or prior to January 31, 2022 (“Payment Forfeiture”), the Company proposes to amend and reduce the exercise price of the Warrants to the amounts as set forth below in this Agreement (the “Price Adjustments,” and, together with Term Forfeiture, the “Warrant Adjustments”);

WHEREAS, the Board of Directors of the Company and a special committee of the Board of Directors of the Company have both determined that the Warrant Adjustments are in the best interests of the Company and its shareholders;

WHEREAS, the Company and the Holder(s) desire to amend certain terms of the Warrant Agreement by means of this Agreement to reflect the Warrant Adjustments; and

WHEREAS, pursuant to the terms of Section 9 of the Warrant Agreement, the Company and the Holder have the power to amend and modify the terms of the Warrant Agreement; and

WHEREAS, the Holder’s Warrants are exercisable into a number of shares of Common Stock as set forth on Schedule A (the “Warrant Shares”); and

WHEREAS, the existing exercise price of Warrants is $0.40 (zero dollars and forty cents) with a maturity and expiration date of October 5, 2025: and

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

1.         Exercise of Warrants. The Company and the Holder hereby agree that the Holder shall exercise the Warrants at the Price Adjustment of $0.20 (zero dollars and twenty cents) per share, equal to fifty percent (50%) of the original exercise price, for aggregate cash proceeds to the Company set forth on Schedule A, otherwise pursuant to the terms of the Warrants. The Warrant Shares as set forth on Schedule A will be delivered to the Holder upon the Closing to the name and address set forth on the signature page hereof.

1.1         Forfeiture of Warrants.         Any and all Warrants not exercised prior to the Payment Forfeiture date above, shall be forfeited and deemed expired or otherwise cancelled.

2.         Closing.

2.1         Acceptance - Prior to the Expiration Date of December 15, 2021, Holder shall execute this Agreement and deliver same to:

                               Nuo Therapeutics, Inc.

Attn. David Jorden, CEO

by mail at: 8285 El Rio, Suite 150. Houston, TX. 77054 or

by email at xxxxxxx.xxx

2.2         Exercise and

              Payment                Execute and deliver as in 2.1, Exhibit A - Exercise Notice of the Warrant, Payment: and immediately wire the aggregate cash exercise price for such Warrants to the following bank account on or before January 31, 2022:

Bank Name:       Chase Bank

Account:            Nuo Therapeutics, Inc.

ABA Number:    xxxxxxxx

A/C Number:      xxxxxxxx

FBO:                  See Schedule A

2.3         Assignment:         If Holder assigns any or all of Holder’s Warrants subsequent to acceptance and execution of this Agreement, Holder covenants they shall deliver a copy of this Agreement to the Assignee together with the full Warrant Agreement.

The closing of the exercise of the Warrants and the issuance of the Common Stock shares (the “Closing”) shall occur upon execution by the Company and delivery to the Holder of an executed copy of this Agreement, against receipt of such aggregate cash exercise price by January 31, 2022.

3.         Accredited Investor. The Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended. The Holder, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment.

3.1        Risks. Holder acknowledges the current status of Nuo Therapeutics, Inc. is “non reporting” with the Securities and Exchange Commission and the various risks have been disclosed to Holder by virtue of the Company’s latest SEC Filings, including the Company’s Forms 8-K, Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q filings during the most recent 24 month period, which is incorporated herein by reference and which are accessible at https://sec.report/Ticker/AURX .

4.          Reliance. The Holder acknowledges and that the Company has agreed to the terms of this Agreement in reliance upon the Holder’s representations, warranties and covenants made herein.

5.          Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

6.         Entire Agreement. All other terms of the Warrant remain in full force and effect and together with this Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersede all, understandings, discussions and representations whether oral or written.

7.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

8.          Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.          Successors; Third-Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the Holder and the Company and the respective successors and permitted assigns.

10.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.         EXPIRATION DATE. THIS OFFER IS FOR A LIMITED TIME ONLY AND SHALL EXPIRE IF THE SIGNATURE PAGE TO THIS AGREEMENT IS NOT COMPLETED, EXECUTED BY THE HOLDER AND RETURNED TO THE COMPANY ON OR BEFORE 5:00 P.M. ET ON DECEMBER 15, 2021.

AGREED AND ACCEPTED:

NUO THERAPEUTICS, INC.	HOLDER:

By: /s/ David Jorden_____________	CHARLES SHEEDY
Name:________________________
Title: CEO/CFO________________	By: /s/ Charles Sheedy___________________
Print Name: __________________________
Title: __________________________

TIM CONN

By: /s/ Tim Conn___________________
Name:____________________________
Title:_____________________________

PAUL ANTHONY JACOBS AND NANCY E. JACOBS JOINT TRUST

By: /s/ Tony Jacobs___________________
Name:_____________________________
Title: Trustee________________________

By: /s/ Nancy Jacobs___________________
Name:______________________________
Title: Trustee_________________________

DAVID JORDEN

By: /s/ David Jorden______________________
Name: _________________________________
Title: __________________________________

SCOTT PITTMAN

By: /s/ Scott Pittman______________________
Name: _________________________________
Title: __________________________________

MOSKOVITS FAMILY TRUST

By: /s/ William Moskovits__________________
Name:__________________________________
Title: Trustee_____________________________

WILLIAM K. KNOX

By: /s/ William Knox________________________
Name: _________________________________
Title: __________________________________

STEVE JAKUBOWSKI

By: /s/ Steve Jakubowski___________________
Name: _________________________________
Title: __________________________________

JOHN AND MARTINA STEED

By: /s/ John Steed /s/ Martina Steed__________
Name: _________________________________
Title: __________________________________

EXHIBIT A

Warrant Holder	Number of Warrants	Modified Exercise Price	Aggregate Exercise Proceeds to Company

Charles E. Sheedy	1,431,615	$0.20	$286,323.00

Tim Conn	397,635	$0.20	$79,527.00

Paul Anthony Jacobs and Nancy E. Jacobs Joint Trust	318,948	$0.20	$63,789.60

David E. Jorden	1,297,635	$0.20	$259,527.00

Scott M. Pittman	1,222,635	$0.20	$244,527.00

Moskovits Family Trust	636,861	$0.20	$127,372.20

John and Martina Steed	194,871	$0.20	$38,974.20

William K. Knox	157,371	$0.20	$31,474.20

Steve Jakubowski	1,207,890	$0.20	$241,578.00

	6,865,461		$1,373,092.20